                                                                     EXHIBIT 1.1


                                Brightstar Corp.


                                          Shares(1)
                                  Common Stock
                               ($0.0001 par value)


                             Underwriting Agreement


                                                              New York, New York
                                                                          , 2004

Citigroup Global Markets Inc.
Lehman Brothers Inc.
As Representatives of the several Underwriters, c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

                  Brightstar Corp., a corporation organized under the laws of Delaware (the "Company"), proposes to sell to the several underwriters named in
Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are
acting as representatives,         shares of Common Stock, $0.0001 par value
("Common Stock"), of the Company (said shares to be issued and sold by the Company being hereinafter called the "Underwritten Securities"). The Company and
R. Marcelo Claure ("Claure") and the persons, other than Claure, named in
Schedule II hereto (the "Other Selling Stockholders", and together with Claure, the "Selling Stockholders") also propose to grant to the Underwriters an option
to purchase up to           and      , respectively, additional shares of
Common Stock only to cover any over-allotments (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). To the extent that there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. In addition, to the extent that there is not more than one Selling Stockholder


--------
(1)  Plus an option to purchase from the Company and the Selling Stockholders,
     up to            additional Securities only to cover over-allotments.

mean either the singular or plural as the context requires. In addition, to the extent that there is not more than one Selling Stockholder named in Schedule II, the term Selling Stockholder shall mean either the singular or plural. Certain terms used herein are defined in Section 17 hereof.

                  As part of the offering contemplated by this Agreement, Lehman Brothers Inc. has agreed to reserve out of the Securities set forth opposite its
name on Schedule I to this Agreement, up to            shares, for sale to the
Company's employees, officers and directors and other parties associated with the Company (collectively, the "Participants"), as set forth in the Prospectus under the heading "Underwriting" (the "Directed Share Program"). The Securities to be sold by Lehman Brothers Inc. pursuant to the Directed Share Program (the "Directed Shares") will be sold by Lehman Brothers Inc. pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by [7:30 A.M.], New York City time, on the business day following the date on which this Agreement is executed will be offered to the public by Lehman Brothers Inc. as set forth in the Prospectus.

                  1. REPRESENTATIONS AND WARRANTIES. (i) The Company and Claure jointly and severally represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1.

                  (a) The Company has prepared and filed with the Commission a registration statement (file number 333-118036) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

                  (b) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company and Claure make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

                  (c) Each of the Company and its subsidiaries has been duly incorporated or formed, as applicable, and is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction in which it is organized, with the corporate or company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business and is in good standing under the laws of each jurisdiction that requires such qualification.

                  (d) All the outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of such subsidiaries are owned by the Company, either directly or through subsidiaries, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

                  (e) The Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; the Securities have been duly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the Nasdaq National Market; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

                  (f) There is no franchise, contract or other document of a character required by the Act to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, that is not described or filed as required; and the statements in the Prospectus under the headings "Risk Factors - We are heavily dependent on a few suppliers, particularly Motorola, Inc., or Motorola, to provide us with the products that we distribute; our contracts with Motorola are generally non-exclusive and may be terminated on short notice", "Business - Intellectual Property", "Business - Supplier Relationships", "Business - Customer Relationships", "Business - Legal Proceedings", "Management - Employment Agreements", "Management - Non-Compete Agreements", "Management - 2004 Stock Incentive Plan", "Management - Management Compensation", "Management - 401k Plan", "Certain Relationships and Related Parties", "Description of Capital Stock - Registration Rights", "Description of Certain Indebtedness" and "Material United States Federal Income Tax Considerations for Non-U.S. Holders of Our Common Stock", insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

                  (g) This Agreement has been duly authorized, executed and delivered by the Company.

                  (h) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof as described in the Prospectus, will not be an "investment company", as defined in the Investment Company Act of 1940, as amended.

                  (i) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the federal and provincial laws of Canada or the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

                  (j) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will (after giving effect to any consents or waivers obtained on or prior to the date hereof) conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter, by-laws or similar organizational documents of the Company or any of its subsidiaries,
         (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except in the case of clauses (ii) and (iii) as could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect").

                  (k) Except as set forth in the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

                  (l) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Consolidated Financial Data" in the Prospectus and Registration Statement present fairly, in all material respects and on the basis stated in the Prospectus and the Registration Statement, the information included therein. The pro forma and pro forma as adjusted balance sheet data under the headings "Summary - Summary Consolidated Financial Data" and "Capitalization" included in the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the related pro forma adjustments reflect the proper application of those adjustments to the historical balance sheet data under the headings "Summary - Summary Consolidated Financial Data" and "Capitalization" included in the Prospectus and the Registration Statement. The pro forma and pro forma as adjusted balance sheet data under the headings "Summary - Summary Consolidated Financial Data" and "Capitalization" included in the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of that data.

                  (m) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (n) Each of the Company and each of its subsidiaries own or leases all such properties as are necessary for the conduct of its operations as presently conducted.

                  (o) Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter, by-laws or similar organizational documents, (ii) except as set forth in the Prospectus and after giving effect to any consents or waivers obtained on or prior to the date hereof, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or otherwise bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, except in the case of clauses
         (ii) and (iii) above for such violations or defaults that could not reasonably be expected to have a Material Adverse Effect.

                  (p) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

                  (q) Arthur Andersen LLP, who certified certain financial statements of the Company and its consolidated subsidiaries, were, at all times during their engagement in connection with the audit of the financial statements of the Company and its consolidated subsidiaries for the three-year period ended December 31, 2001, independent public accountants with respect to the Company and its consolidated subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants.

                  (r) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

                  (s) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth or contemplated in the Prospectus (exclusive of any supplement thereto) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (t) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company's knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, contractors or customers, that could reasonably be expected to have a Material Adverse Effect, except as set forth or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (u) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (v) Except as provided by applicable law, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as set forth or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (w) The Company and its subsidiaries have all the licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for those that the failure of which to have would not have a Material Adverse Effect. Neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (x) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (y) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (z) Except as set forth or contemplated in the Prospectus (exclusive of any supplement thereto), the Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive and/or comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the Prospectus (exclusive of any supplement thereto), neither the Company nor any of its subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

                  (aa) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for any clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such reviews, the Company has concluded that such associated costs and liabilities could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (bb) Any minimum funding standards under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder ("ERISA"), have been satisfied by each "pension plan" (as defined in Section 3(2) of ERISA) that has been established or maintained by the Company and/or one or more of its subsidiaries, and the trust forming part of each such plan that is intended to be qualified under Section 401 of the Code is so qualified; each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any of its subsidiaries maintains or is required to contribute to a "welfare plan" (as defined in Section 3(1) of ERISA) that provides retiree or other post-employment welfare benefits or insurance coverage (other than "continuation coverage" (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under
         Section 4062, 4063 or 4064 of ERISA or any other material liability under Title IV of ERISA.

                  (cc) There is and has been no failure on the part of the Company and any of the Company's directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes Oxley Act"), including (if applicable) Section 402 related to loans and Sections 302 and 906 related to certifications.

                  (dd) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and that are reasonably expected to continue to ensure, continued compliance therewith.

                  (ee) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the

         Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions having authority over any of them, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") having authority over any of them and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

                  (ff) Neither the Company, any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not, directly or indirectly, use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

                  (gg) The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted or as proposed in the Prospectus to be conducted, except where the failure to own, possess, license or otherwise have a right to use any Intellectual Property would not have a Material Adverse Effect. Except as set forth in the Prospectus, (a) there are no rights of third parties to any such Intellectual Property, except for licensor's and/or licensee's rights, if any; (b) to the knowledge of the Company, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim; (d) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim; (e) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact that would form a reasonable basis for any such claim; (f) there is no U.S. patent or published U.S. patent application that, to the knowledge of the Company, contains claims that dominate or may dominate any Intellectual Property described in the

         Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property; and (g) there is no prior art of which the Company is aware that could reasonably be expected to render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable that has not been disclosed to the U.S. Patent and Trademark Office.

                  (hh) Except as set forth in the Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of Citigroup Global Markets Holdings Inc. or Lehman Brothers Inc. (other than the relationship between Citigroup Global Markets Inc. and the Company pursuant to the advisory agreement dated June 29, 2004) and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Citigroup Global Markets Holdings Inc. or Lehman Brothers Inc.

                  (ii) Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of New York; PROVIDED, HOWEVER, that the Underwriters acknowledge that certain of the Company's contracts may have exclusive jurisdiction provisions relating to courts outside of the State of New York.

                  Furthermore, the Company and Claure represent and warrant to Lehman Brothers Inc. that (i) the Registration Statement, the Prospectus, any preliminary prospectus, and any supplements thereto, comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, (ii) any offer of Directed Shares will comply with any applicable laws or regulations of foreign jurisdictions in which such offer is made in connection with the Directed Share Program and (iii) no consent, approval, authorization or order of or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered, except that no representation or warranty is made as to any requisite qualification under United States state securities laws for the offer and sale of the Directed Shares by Lehman Brothers. The Company has not offered, or caused the Underwriters to offer, Directed Shares pursuant to the Directed Share Program (a) to any person in a foreign jurisdiction or whose receipt of any such Directed Shares would be subject to laws or regulations of a foreign jurisdiction, except for offers to persons in [ ], or (b) with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

                  Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company and Claure, as to matters covered thereby, to each Underwriter.

                  (ii) Each Selling Stockholder (other than, in the case of paragraphs (e) and (f) below, Claure), severally and not jointly, represents and warrants to, and agrees with, each Underwriter that:

                  (a) Such Selling Stockholder is the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims, other than with respect to the Securities to be sold by Claure, which as of the date hereof are subject to a lien (such lien to be released prior to the Closing Date), and has duly endorsed such Securities in blank, and, assuming that each Underwriter acquires its interest in the Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code ("UCC")), upon the Underwriters' acquiring possession of stock certificates representing the Option Securities to be sold by such Selling Stockholder, endorsed to the Underwriters and paying the purchase price therefor pursuant to Section 3, the Underwriters will acquire their respective interests in such Option Securities (including, without limitation, all right such Selling Stockholder had to transfer such Securities) and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities.

                  (b) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (c) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

                  (d) Neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or, if applicable, the charter or by-laws of such Selling Stockholder, or the terms of any indenture or other agreement or instrument to which such Selling Stockholder or, if applicable, any of its subsidiaries, is a party or bound, or any judgment, order or decree applicable to such Selling Stockholder or, if applicable, any of its subsidiaries, of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or, if applicable, any of its subsidiaries.

                  (e) The sale of Securities by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries that is not set forth in the Prospectus or any supplement thereto.

                  (f) In respect of any statements in or omissions from the Registration Statement or the Prospectus or any supplements thereto made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Stockholder specifically for use in connection with the preparation thereof, such information with respect to such Selling Stockholder does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein with respect to such Selling Stockholder, in light of the circumstances under which they were made, not misleading.

                  Any certificate signed by any Selling Stockholder or any officer thereof and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

                  2. PURCHASE AND SALE. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[ ] per share, the amount of the Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto.

                  (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Selling Stockholders hereby grant an option to the several
         Underwriters to purchase, severally and not jointly, up to [        ]
         Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company and such Selling Stockholders setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The maximum number of Option Securities to be sold by the Company
         is        . The maximum number of Option Securities that each Selling
         Stockholder agrees to sell is set forth in Schedule II hereto. In the event that the Underwriters exercise less than their full over-allotment option, the number of Option Securities to be sold by the Company and each Selling Stockholder shall be, as nearly as practicable, in the same proportion as the maximum number of Option Securities to be sold by the Company and each Selling Stockholder and the number of Option Securities to be sold[; PROVIDED, HOWEVER, that in any event Claure shall be entitled to sell at least 50% of the actual number of Option Securities to be sold pursuant to the over-allotment]. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

                  3. DELIVERY AND PAYMENT. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on [ ], 2004, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and, if any Option Securities are to be delivered and paid for on the Closing Date, the Selling Stockholders or, if applicable, as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price therefor to or upon the order of the Company and, if any Option Securities are to be delivered and paid for on the Closing Date, the Selling Stockholders by wire transfer payable in same-day funds to the accounts specified by the Company and the Selling Stockholders. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

                  Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

                  If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company and the Selling Stockholders will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which date shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price therefor to or upon the order of the Company and the Selling Stockholders by wire transfer payable in same-day funds to the accounts specified by the Company and the Selling Stockholders (such date and time of delivery and payment for the Option Securities being herein called the "Option Closing Date"). If settlement for the Option Securities occurs after the Closing Date, the Company and the Selling Stockholders will deliver to the Representatives on the Option Closing Date, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to
Section 6 hereof.

                  4. OFFERING BY UNDERWRITERS. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

                  5. AGREEMENTS. (i) The Company agrees with the several Underwriters that:

                  (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished to you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, any Rule 462(b) Registration Statement, any supplement to the Prospectus or any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (1) notify the Representatives of any such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or effect such compliance and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

                  (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries that will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                  (d) The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request.

                  (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; PROVIDED, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

                  (f) The Company will not, without the prior written consent of Citigroup Global Markets Inc. and Lehman Brothers Inc., offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction that is designed to, or that might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement; PROVIDED, HOWEVER, that the Company may (1) issue and sell Common Stock and/or options pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and described in the Prospectus (exclusive of any supplement thereto), (2) issue Common Stock issuable upon the conversion of securities or the exercise of options or warrants outstanding at the Execution Time and (3) issue Common Stock or securities convertible into, or exercisable, or exchangeable for, shares of Common Stock in exchange for equity or assets of another entity in connection with a merger, acquisition or strategic investment, PROVIDED, THAT (a) the aggregate market value of the stock portion of the consideration for
         all such acquisitions shall not exceed $[      ] and (b) prior to any
         such issuance the recipient or recipients of such securities shall have agreed with Citigroup Global Markets Inc. and Lehman Brothers Inc. to be bound by this provision for the remainder of the 180-day period. If
         (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 180-day restricted period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, then the foregoing restrictions shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

                  (g) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and to use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

                  (h) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (i) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, any Preliminary Prospectus or Prospectus with a Canadian "wrap-around" and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, any Preliminary Prospectus or Prospectus with a Canadian "wrap-around" and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities;
         (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq National Market;
         (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification);
         (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings);
         (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company [and the Selling Stockholders]; and (x) all other costs and expenses incident to the performance by the Company [and the Selling Stockholders] of [its/their] respective obligations hereunder.

                  (j) The Company agrees to pay (1) all reasonable fees and disbursements of counsel incurred by Lehman Brothers Inc. in connection with the Directed Share Program, (2) all costs and expenses incurred by Lehman Brothers Inc. in connection with the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of copies of the Directed Share Program material and (3) all stamp duties, similar taxes or duties or other taxes, if any, incurred by Lehman Brothers Inc. in connection with the Directed Share Program.

                  (ii) Each Selling Stockholder agrees with the several Underwriters that:

                  (a) Such Selling Stockholder will not, without the prior written consent of Citigroup Global Markets Inc. and Lehman Brothers Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction that is designed to, or that might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Selling Stockholder or any affiliate controlled by the Selling Stockholder or any person in privity, with respect to shares of Common Stock, with the Selling Stockholder or any affiliate controlled by the Selling Stockholder) directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement. The foregoing restrictions shall not apply to transfers of shares of Common Stock or any security convertible into Common Stock (a) as a bona fide gift or gifts to a member of such Selling Stockholder's immediate family, (b) to an entity controlled by such Selling Stockholder or an immediate family member of such Selling Stockholder or (c) to a trust the beneficiaries of which are exclusively such Selling Stockholder or a member of the immediate family of such Selling Stockholder; PROVIDED, HOWEVER, that in connection with any such transfer (i) each transferee shall execute and deliver to Citigroup Global Markets Inc. and Lehman Brothers Inc. a letter duplicating the agreements contained in this Section 5(ii)(a) (dated and effective as of the date hereof) and (ii) no filing by any party (transferee or transferor) under Section 16(a) of or Regulation 13D-G under the Exchange Act shall be required or shall be made voluntarily. Additionally, the foregoing restrictions shall not apply to (i) transfers of Common Stock or any securities convertible into Common Stock by the undersigned to the Underwriters in connection with the offering contemplated by this Agreement, (ii) the conversion of any convertible securities into shares of Common Stock and (iii) the transfer of the 2008 Convertible Notes and Series A Preferred Stock to the Company as described in the Prospectus. For purposes hereof, "immediate family" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships. If
         (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release, or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 180-day restricted period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, then the restrictions imposed by this Section (5)(ii)(a) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

                  (b) Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (c) Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of any change in information in the Registration Statement or the Prospectus relating to such Selling Stockholder.

                  Furthermore, the Company covenants with Citigroup Global Markets Inc. and Lehman Brothers Inc. that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

                  6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any Option Closing Date, to the accuracy of the statements of the Company and the

Selling Stockholders made in any certificates delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

                  (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM, New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM, New York City time, on such date or
         (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM, New York City time, on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) The Company shall have requested and caused Kirkpatrick & Lockhart LLP, counsel for the Company, to have furnished to the Representatives and the Selling Stockholders their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                           (i) each of the Company, Brightstar U.S., Inc. and
                  Narbitec, LLC is validly existing in good standing under the laws of the jurisdiction in which it is organized, with the corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation or other entity and is in good standing under the laws of each state set forth on
                  Schedule IV to this Agreement;

                           (ii) all the outstanding shares of capital stock of
                  Brightstar U.S., Inc. and membership interests of Narbitec, LLC have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, based solely on such counsel's review of corporate records provided to it, 90% of the outstanding shares of capital stock of Brightstar U.S., Inc. and 51% of the membership interests of Narbitec, LLC are owned by the Company directly free and clear of any perfected security interest except as set forth in the Prospectus and, to the knowledge of such counsel, any other security interest, claim, lien or encumbrance;

                           (iii) the Company's authorized equity capitalization
                  is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock (including the Securities being sold hereunder by the Selling Stockholders) have been duly authorized and validly issued and are fully paid and nonassessable; the Securities being sold hereunder by the Company have been duly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities being sold hereunder by the Selling Stockholders are duly listed, and admitted and authorized for trading, on the Nasdaq National Market and the Securities being sold hereunder by the Company are duly listed, and admitted and authorized for trading, subject, in each case, to official notice of issuance, on the Nasdaq National Market; the certificates for the Securities are in valid form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities under Delaware law, the Company's organizational documents or, to the knowledge of such counsel, any agreement; and, except as set forth in the Prospectus, to such counsel's knowledge no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

                           (iv) to the knowledge of such counsel, there is (A)
                  no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property of a character required to be disclosed in the Registration Statement that is not adequately disclosed in the Prospectus, and (B) no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, that is not described or filed as required; and the statements included in the Prospectus under the heading "Material United States Federal Income Tax Considerations for Non-U.S. Holders of Our Common Stock" insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings;

                           (v) the Registration Statement has become effective
                  under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel (based solely on a telephone conversation with a member of the staff of the Commission), no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder;

                           (vi) this Agreement has been duly authorized,
                  executed and delivered by the Company;

                           (vii) the Company is not and, immediately after
                  giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended;

                           (viii) no consent, approval, authorization, filing
                  with or order of any Delaware, Florida, New York or Federal court or governmental agency or body is required for or by the Company in connection with the transactions contemplated hereby, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Prospectus and such other approvals (specified in such opinion) as have been obtained;

                           (ix) neither the issuance and sale of the Securities,
                  the consummation of any other of the transactions contemplated hereby nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, (i) the charter or by-laws of the Company or Brightstar U.S., Inc. or the formation documents of Narbitec, LLC, (ii) except as set forth in the Prospectus, (after giving effect to any consents or waivers obtained) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its subsidiaries is a party or otherwise bound or to which its or their property is subject and that is set forth as an exhibit to the Registration Statement, (iii) any Delaware, Florida, New York or Federal statute, law, rule, regulation or (iv) to the knowledge of such counsel, any judgment, order or decree applicable to the Company or its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority of the United States Federal government or the States of Delaware, New York or Florida; and

                           (x) to the knowledge of such counsel and except as
                  set forth in the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware, the State of New York, the State of Florida or the Federal laws of the United States, to the extent it deems proper and is specified in such opinion, upon the opinion of other counsel of good standing whom it believes to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent it deems proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.

                  Such counsel shall also state that:

                  Such counsel is not opining as to factual matters, and the character of determinations involved in the registration process is such that, other than as expressly set forth in their opinion, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the information included in the Registration Statement and the Prospectus. Such counsel can advise you, however, that in and on the basis of its review of the Registration Statement and the Prospectus and such counsel's participation in their preparation, nothing has come to its attention that causes it to believe that the Registration Statement, including, if applicable, the Rule 430A Information, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto, at the time the Prospectus was issued, at the time any such amendment or supplement was issued or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (c) Each Selling Stockholder shall have requested and caused counsel for such Selling Stockholder reasonably satisfactory to the Underwriters, to have furnished to the Representatives their opinion dated the Closing Date (if any Option Securities are to be delivered and paid for on the Closing Date) or the Option Closing Date and addressed to the Representatives, to the effect that:

                           (i) this Agreement has been duly authorized, executed
                  and delivered by such Selling Stockholder and such Selling Stockholder has full legal right and authority to sell, transfer and deliver in the manner provided in this Agreement, the Securities being sold by the Selling Stockholder hereunder;

                           (ii) assuming that each Underwriter acquires its
                  interest in the Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), upon the Underwriters' acquiring possession of stock certificates representing the Option Securities to be sold by such Selling Stockholder, endorsed to the Underwriters and paying the purchase price therefor pursuant to Section 3, the Underwriters will acquire their respective interests in such Option Securities (including, without limitation, all right such Selling

                  Stockholder had to transfer such Securities) and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities;

                           (iii) no consent, approval, authorization or order of
                  any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained; and

                           (iv) neither the sale of the Securities being sold by
                  such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or, if applicable, the charter, by-laws or other documents of organization of such Selling Stockholder, or the terms of any indenture or other agreement or instrument known to such counsel and to which such Selling Stockholder or, if applicable, any of its subsidiaries, is a party or bound, or any judgment, order or decree known to such counsel to be applicable to such Selling Stockholder or, if applicable, any of its subsidiaries, of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or, if applicable, any of its subsidiaries.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, and (B) as to matters of fact, to the extent they deem proper, on certificates of such Selling Stockholder, responsible officers of such Selling Stockholder and public officials.

                  (d) The Company shall have requested and caused local counsel (reasonably acceptable to the Representatives) for each subsidiary listed on Schedule III hereto to have furnished to the Representatives their opinions, dated the Closing Date and addressed to the Representatives, to the effect that:

                           (i) such subsidiary of the Company has been duly
                  incorporated or formed, as applicable, and is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction in which it is organized, with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus;

                           (ii) all the outstanding shares of capital stock of
                  such subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of such subsidiary are owned by the Company either directly or through subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance; and

                           (iii) neither the issuance and sale of the
                  Securities, the consummation of any other of the transactions contemplated hereby nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of such subsidiary pursuant to, (i) its charter, by-laws or similar organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which such subsidiary is a party or otherwise bound or to which its property is subject, (iii) any statute, law, rule or regulation of the jurisdiction in which such subsidiary is organized or (iv) to the knowledge of such counsel, any judgment, order or decree applicable to the respective subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the respective subsidiary or any of its properties.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the respective subsidiary public officials. References to the Prospectus in this paragraph (d) shall also include any supplements thereto at the Closing Date.

                  (e) The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (f) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

                           (i) the representations and warranties of the Company
                  in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing

                  Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                           (ii) no stop order suspending the effectiveness of
                  the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                           (iii) since the date of the most recent financial
                  statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (g) Each Selling Stockholder shall have furnished to the Representatives a certificate, signed by such Selling Stockholder or, if applicable, by the Chairman of the Board or the President and the principal financial or accounting officer of such Selling Stockholder (or by officers of the Selling Stockholder performing similar functions) dated the Closing Date, to the effect that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

                  (h) The Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request evidencing the derivation from the Company's accounting books and records of financial data included in the Prospectus and any amendment or supplement to the Prospectus for periods during which the Company's financial statements were audited by Arthur Andersen LLP.

                  (i) The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the six-month periods ended June 30, 2003 and 2004, and as at June 30, 2003 and 2004, in accordance with Statement on Auditing Standards No. 100 and stating in effect that:

                           (i) in their opinion the audited financial statements
                  and financial statement schedules and pro forma financial statements included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

                           (ii) on the basis of a reading of the latest
                  unaudited financial statements made available by the Company and its subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial information for the six-month periods ended June 30, 2003 and 2004, and as at June 30, 2003 and 2004; carrying out certain specified procedures (but not an examination in accordance with U.S. generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and the Audit and Compliance, Compensation and Nominating and Governance Committees of the Company and its subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 2003, nothing came to their attention which caused them to believe that:

                                    (1) any unaudited financial statements
                           included in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to registration statements on Form S-1; and said unaudited financial statements are not in conformity with U.S. generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus;

                                    (2) with respect to the period subsequent to
                           June 30, 2004, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries, minority interests or capital stock of the Company or decreases in the stockholders' equity or total assets of the Company as compared with the amounts shown on the June 30, 2004 consolidated balance sheet included in the Registration Statement and the Prospectus, or for the period from July 1, 2004, to such specified date there were any decreases, as compared with the comparable period in 2003 in net sales, gross profit, operating income or net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

                                    (3) the information included in the
                           Registration Statement and Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data),
                           Item 302 (Supplementary Financial Information) and
                           Item 402 (Executive Compensation) is not in conformity with the applicable disclosure requirements of Regulation S-K;

                           (iii) they have performed certain other specified
                  procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

                           (iv) on the basis of a reading of the unaudited pro
                  forma financial statements included in the Registration Statement and the Prospectus (the "pro forma financial statements"); carrying out certain specified procedures; inquiries of certain officials of the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention that caused them to believe that the pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

                  References to the Prospectus in this paragraph (i) shall also include any supplements thereto at the date of the letter.

                  (j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph
         (i) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

                  (k) Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

                  (l) The Securities shall have been listed and admitted and authorized for trading on the Nasdaq National Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

                  (m) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each person or stockholder identified on Annex A hereto addressed to the Representatives.

                  (n) Concurrent with the consummation of the offering, (a) the Company shall convert each share of 8% Senior Cumulative Convertible Series A Preferred Stock and its 10.5% Convertible Senior Subordinated Notes due 2008 into shares of Common Stock and (b) the Company shall
         redeem at least [       ] shares of Common Stock issued upon the
         conversion of such Series A Preferred Stock and at least [    ] shares
         of Common Stock issued upon the conversion of the aggregate principal amount of such Convertible Notes, on the terms set forth in the Prospectus (exclusive of any supplement thereto).

                  (o) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

                  The documents required to be delivered by this Section 6 shall be delivered at the office of Cravath, Swaine & Moore LLP, counsel for the Underwriters, at Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, on the Closing Date.

                  7. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholders to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. and

Lehman Brothers Inc., on demand, for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. If the Company is required to make any payments to the Underwriters under this Section 7 because of any Selling Stockholder's refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 6, the Selling Stockholder whose refusal, inability or failure to satisfy any such condition caused the Company to be required to make any such payment shall reimburse the Company on demand for all amounts so paid pro rata in proportion to the percentage of Securities to be sold by each such Selling Stockholder.

                  8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company and Claure jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company and Claure will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement is in addition to any liability that the Company or Claure may otherwise have.

                  (b) Each Other Selling Stockholder severally agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Stockholder, if any, to the same extent as the foregoing indemnity from the Company and Claure to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Other Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity. The Company and each Underwriter acknowledge that the name and address and number of shares of Common Stock beneficially owned by such Other Selling Stockholder constitute the only information furnished in writing by or on behalf of such Other Selling Stockholder for inclusion in any Preliminary Prospectus or the Prospectus. This indemnity agreement will be in addition to any liability which any Other Selling Stockholder may otherwise have.

                  (c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Stockholder, to the same extent as the foregoing indemnity from the Company and Claure to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and each Selling Stockholder acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting", (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

                  (d) In connection with the offer and sale of the Directed Shares, the Company agrees to indemnify and hold harmless Lehman Brothers Inc. from and against any losses, claims, damages, expenses, liabilities or actions which (i) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Company for distribution to Participants in connection with the Directed Share Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arise out of, or are based upon, the failure of any Participant to pay for and accept delivery of Directed Shares that (A) the Participant agreed to purchase or (B) were allocated to the Participant by Lehman Brothers Inc. pursuant to such Participant's indication of interest, or (iii) is otherwise related to the Directed Share Program, except that this clause (iii) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of Lehman Brothers Inc. and shall reimburse Lehman Brothers Inc. promptly upon demand for any legal or other expenses reasonably incurred by Lehman Brothers Inc. in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

                  (e) Promptly after receipt by an indemnified party under this
         Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b), (c) or (d) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b), (c) or (d) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and
         (ii) does not include a statement as to an admission of fault, culpability or a failure to act by or on behalf of an indemnified party. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to paragraph (d) of this Section 8 in respect of such action or proceeding, then in addition to such separate counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Lehman Brothers Inc. for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program.

                  (f) In the event that the indemnity provided in paragraph (a),
         (b), (c) or (d) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and Claure, jointly and severally, the Other Selling Stockholders severally and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, the Selling Stockholders and one of more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Stockholders and by the Underwriters from the offering of the Securities; PROVIDED, HOWEVER, that in no case shall any Underwriter (except as may be provided in any agreement among Underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discounts or commissions applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and Claure, jointly and severally, the Other Selling Stockholders severally and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, Claure or the Other Selling Stockholders, as applicable, on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (f), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company or any Selling Stockholder, as applicable, within the meaning of either the Act or the

         Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company or such Selling Stockholder, as applicable, subject in each case to the applicable terms and conditions of this paragraph (f).

                  (g) The maximum liability of each Selling Stockholder under such Selling Stockholder's representations, warranties and agreements contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the total proceeds from the Offering (less the underwriting discount, but before deducting expenses) received by each such Selling Stockholder. The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

                  9. DEFAULT BY AN UNDERWRITER. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions that the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the non-defaulting Underwriters) the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase; PROVIDED, HOWEVER, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in
Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter, the Selling Stockholders or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any non-defaulting Underwriter for damages occasioned by its default hereunder.

                  10. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

                  11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company, of each Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                  12. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel and telefaxed to the Lehman Brothers Inc. Director of Litigation, General Counsel's Office (fax no.: (212) 580-0421 ) and confirmed to the Director of Litigation, General Counsel's Office, Lehman Brothers Inc., at 745 Seventh Avenue, New York, New York 10019, Attention:
General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to Brightstar Corp. (fax no.: (305) 477-9073) and confirmed to it at Brightstar Corp., 2010 N. West 84th Avenue, Miami, Florida 33122, Attention:
Legal Department; or if sent to any Selling Stockholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule II hereto.

                  13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder.

                  14. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                  15. COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                  16. HEADINGS. The section headings used herein are for convenience only and shall not affect the construction hereof.

                  17. DEFINITIONS. The terms that follow, when used in this Agreement, shall have the meanings indicated.

                  "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

                  "Commission" shall mean the Securities and Exchange
         Commission.

                  "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                  "FCPA" means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

                  "Preliminary Prospectus" shall mean any preliminary prospectus referred to in Section 1(i)(a) hereof and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

                  "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

                  "Registration Statement" shall mean the registration statement referred to in Section 1(i)(a) hereof, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event that any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

                  "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

                  "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                  "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(i)(a) hereof.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the several Underwriters.

                                   Very truly yours,

                                   Brightstar Corp.,

                                   By
                                   ------------------------------------
                                   Name:
                                   Title:



                                   R. Marcelo Claure,


                                   ------------------------------------



                                   Falcon Mezzanine Partners, L.P.,

                                   By
                                   ------------------------------------
                                   Name:
                                   Title:



                                   Prudential Capital Partners, L.P.,

                                   By
                                   ------------------------------------
                                   Name:
                                   Title:



                                   Prudential Capital Partners Management
                                   Fund, L.P.,

                                   By
                                   ------------------------------------
                                   Name:
                                   Title:



                                   Arrow Investment Partners,

                                   By
                                   ------------------------------------
                                   Name:
                                   Title:

                                   RCG Carpathia Master Fund, Ltd.,

                                   By
                                   ------------------------------------
                                   Name:
                                   Title:



                                   Bill and Melinda Gates Foundation,

                                   By
                                   ------------------------------------
                                   Name:
                                   Title:

The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

Citigroup Global Markets Inc.
Lehman Brothers Inc.

By:  Citigroup Global Markets Inc.

By:
   -----------------------------------------
Name:
Title


By:  Lehman Brothers Inc.

By:
   -----------------------------------------
Name:
Title


For themselves and the other several
Underwriters named in Schedule I to the
foregoing Agreement.

                                   SCHEDULE I

                                                                    NUMBER OF UNDERWRITTEN SECURITIES
UNDERWRITERS                                                                 TO BE PURCHASED
------------                                                        ---------------------------------

Citigroup Global Markets Inc. ...........................
Lehman Brothers Inc. ....................................





                                                                                ---------

         Total...........................................                       =========


                                   SCHEDULE II

SELLING STOCKHOLDERS:            MAXIMUM NUMBER OF OPTION SECURITIES TO BE SOLD:
--------------------             ----------------------------------------------
R. Marcelo Claure                [50% of total over-allotment]
2010 N.W. 84th Avenue
Miami, FL 33122
[Fax no.]

Falcon Mezzanine Partners, L.P.
60 Kendrick Street
Needham, MA 02494
[Fax no.]

Prudential Capital Partners, L.P.
Two Prudential Plaza
180 North Stetson
Suite 560
Chicago, IL 60601
[Fax no.]

Prudential Capital Partners
Management Fund, L.P.
Two Prudential Plaza
180 North Stetson
Suite 560
Chicago, IL 60601
[Fax no.]

Arrow Investment Partners
820 Manhattan Avenue, #200
Manhattan Beach, CA 90266
[Fax no.]

RCG Carpathia Master Fund, Ltd.
666 Third Avenue
New York, NY 10017 [Fax no.]

Bill and Melinda Gates Foundation
c/o Grandview Capital Management
820 Manhattan Avenue, #200
Manhattan Beach, CA 90266 [Fax no.]
                                                                ---------------
         Total
                                                                ===============

                                  SCHEDULE III

                                  SUBSIDIARIES


Brightstar de Argentina, S.A.
Brightstar Proveedor de Soluciones Tecnologicas S.A. (Bolivia)
Brightstar Corp. Chile Ltda.
Brightstar Colombia Ltda.
Brightstar Dominicana, S.A.
Soluciones Tecnologicas Inteligentes Para El Mercado Movil, Cia., Ltda.
 (Ecuador)
Brightstar El Salvador, S.A. de C.V.
Brightstar Guatemala, S.A.
Brightstar de Mexico, S.A. de C.V.
Soluciones Tecnologicas Inteligentes Para El Mercado Movil, S.A. de C.V. Soluciones Tecnologicas Inteligentes Para El Mercado Movil Brasil Ltda. Narbitec, LLC
Brightstar de  Paraguay, S.R.L.
Brightstar de Peru S. R. L.
Brightstar Puerto Rico, Inc.
Brightstar U.S., Inc.
Brightstar de Venezuela, C.A.

                                   SCHEDULE IV

                             FOREIGN QUALIFICATIONS



ENTITY                                                       JURISDICTIONS
------                                                       -------------
Brightstar Corp.                                             Florida
                                                             [others]

Brightstar U.S., Inc.                                        Florida
                                                             Illinois
                                                             [others]

Narbitec, LLC                                                Florida
                                                             [others]

                                                                       EXHIBIT A



                             [LETTERHEAD OF OFFICER,
                  DIRECTOR OR MAJOR SHAREHOLDER OF CORPORATION]

                                BRIGHTSTAR CORP.
                         PUBLIC OFFERING OF COMMON STOCK

                                                           [            ], 2004

Citigroup Global Markets Inc.
Lehman Brothers Inc.
As Representatives of the several Underwriters, c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

                  This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), among Brightstar Corp., a Delaware corporation (the "Company"), the Selling Stockholders named in
Schedule II to the Underwriting Agreement and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, $0.0001 par value (the "Common Stock"), of the Company.

                  In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. and Lehman Brothers Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or that might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate controlled by the undersigned or any person in privity, with respect to shares of Common Stock, with the undersigned or any affiliate controlled by the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of Common Stock of the Company or any securities convertible into, or exercisable or exchangeable for shares of Common Stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement.

                  The foregoing restrictions shall not apply to transfers of shares of Common Stock or any security convertible into Common Stock (a) as a bona fide gift or gifts to a member of the undersigned's immediate family, (b) to an entity controlled by the undersigned or an immediate family member of the undersigned or (c) to a trust the beneficiaries of which are exclusively the undersigned or a member of the immediate family of the undersigned; PROVIDED, HOWEVER, that in connection with any such transfer (i) each transferee shall execute and deliver to Citigroup Global Markets Inc and Lehman Brothers Inc. a duplicate form of this letter (dated and effective as of the date hereof) and
(ii) no filing by any party (transferee or transferor) under Section 16(a) of or Regulation 13D-G under the Exchange Act shall be required or shall be made voluntarily. For purposes hereof, "immediate family" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships. Additionally, the foregoing restrictions shall not apply to (i) transfers of Common Stock or any securities convertible into Common Stock by the undersigned to the Underwriters in connection with the offering contemplated by the Underwriting Agreement, (ii) the conversion of any convertible securities into shares of Common Stock and (iii) the transfer of the 2008 Convertible Notes and Series A Preferred Stock to the Company as described in the Prospectus.

                  If (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release, or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 180-day restricted period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, then the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

                  If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated. This agreement shall lapse and become null and void if a public offering for Common Stock contemplated by the Underwriting Agreement shall not have occurred on or before December 31, 2004.

                                   Yours very truly,

                                   By:
                                      ----------------------------------
                                         Name:
                                         Title:

                                         Address:

                                                                         ANNEX A
                               LOCK-UP AGREEMENTS

R. Marcelo Claure
Denise Gibson
Oscar J. Fumigali
Jaime Narea
Michael Tate
Javier Villamizar
Carlos Lominiczi
Arlene Vargas
David Stritzinger
Elias J. Kabeche
Diego G. Lopez Carbajal
Sandeep D. Alva
Jeffrey L. Dickinson
Martin Hanaka
Falcon Mezzanine Partners, L.P.
Prudential Capital Partners, L.P.
Prudential Capital Partners Management Fund, L.P.
Bill and Melinda Gates Foundation
Arrow Investment Partners
RCG Carpathia Master Fund, Ltd.
[David Peterson]
Mitsui & Co., Ltd
Mitsui & Co. (U.S.A.), Inc.
[other]